INDEPENDENT AUDITORS' CONSENT



To The Board of Trustees of
Oppenheimer International Growth Fund:

               We consent to the use in this Registration Statement of Oppenheimer International Growth Fund of our report dated December 19, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ KPMG Peat Marwick LLP
--------------------------------------------------
KPMG Peat Marwick LLP

Denver, Colorado
March 16, 1998